PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT is entered into this 1st day of November, 2016 between Granite Falls Energy, LLC, a Minnesota Limited Liability Company (hereinafter as "Grantor"); and Fagen Energy, LLC (hereinafter as "Lender").

GRANT OF SECURITY INTEREST.  For valuable consideration, Grantor grants to Lender a security interest in the Collateral to secure the indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

DEFINITIONS.  The following words shall have the following meanings when used in this Agreement:

Agreement.  The word "Agreement" means this Pledge Agreement, as this Pledge Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Pledge Agreement from time to time.

Collateral.  The word "Collateral" means the following specifically described property, which Grantor has delivered or agrees to deliver (or cause to be delivered) immediately to Lender, together with all Income and Proceeds as described below:

All right, title and interest of Grantor in and to Ringneck Energy, LLC (a South Dakota ethanol facility), specifically 1,500 membership units and including money and other rights to payment to Grantor from Ringneck Energy, LLC, and all additions, replacements of and substitution for all or any part of Grantor’s right, title and interest in and to Ringneck Energy, LLC and all products and proceeds (including but not limited to all insurance payments) of or relating to the foregoing interests of Grantor in and to Ringneck Energy, LLC.

Grantor.  The word "Grantor" means Granite Falls Energy, LLC, a Minnesota Limited Liability Company.

Lender.  The word "Lender" means Fagen Energy, LLC, its successors and assigns.

Note.  The word "Note" means the Note dated November 1, 2016, in the principal amount of $7,500,000.00 from Grantor to Lender, together with all renewals of, extension of, modifications of, refinancings of, consolidations of and substitutions for the note.

Obligor.  The word "Obligor" means and includes without limitation any and all persons or entities obligated to pay money or to perform some other act under the Collateral.

Related Documents.  The words "Related Documents" means and include without limitation all promissory notes, credit agreements, loan agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the indebtedness.

GRANTOR'S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL.  Grantor represents and warrants to Lender that:

Ownership.  Grantor is the lawful owner of the Collateral free and clear of all security interests, liens, encumbrances and claims of others except as disclosed to and accepted by Lender in writing prior to execution of this Agreement.

Right to Pledge.  Grantor has the full right, power and authority to enter into this Agreement and to pledge the Collateral.

Binding Effect.  This Agreement is binding upon Grantor, as well as Grantor's heirs, successors, representatives and assigns, and is legally enforceable in accordance with its terms.

No Further Assignment.  Grantor has not, and will not, sell, assign, transfer, encumber or otherwise dispose of any of Grantor's rights in the Collateral except as provided in this Agreement.

No Defaults.  There are no defaults existing under the Collateral, and there are no offsets or counterclaims to be same, Grantor will strictly and promptly perform each of the terms, conditions, covenants and agreements contained in the Collateral which are to be performed by Grantor, if any.

No Violation.  The execution and deliver of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party.

LENDER'S RIGHTS AND OBLIGATIONS WITH RESPECT TO COLLATERAL.  Lender may hold the Collateral until all the indebtedness has been paid and satisfied and thereafter may deliver the Collateral to any Grantor.  Lender shall have the following rights in addition to all other rights it may have by law:

Maintenance and Protection of Collateral.  Lender may, but shall not be obligated to, take such steps as it deems necessary or desirable to protect, maintain, insure, store, or care for the Collateral, including payment of any liens or claims against the Collateral.  Lender may charge any cost incurred in so doing to Grantor.

Income and Proceeds from the Collateral.  Lender may receive all Income and Proceeds and add it to the Collateral.  Grantor agrees to deliver to Lender immediately upon receipt, in the exact form received and without commingling with other property, all Income and Proceeds from the Collateral which may be received by, paid, or delivered to Grantor or for Grantor's account, whether as an addition to, in discharge of, in substitution of, or in exchange for any of the Collateral.

Application of Cash.  At Lender's option, Lender may apply any cash, whether included in the Collateral or received as Income and Proceeds or through liquidation, sale, or retirement, of the Collateral, to the satisfaction of the Indebtedness or such portion thereof as Lender shall choose, whether or not matured.

Transactions with Others.  Lender may (a) extend time for payment or other performance, (b) grant a renewal or change in terms of conditions, or (c) compromise, compound or release any obligation, with any one or more Obligors, endorsers, or Guarantors of the Indebtedness as Lender deems advisable, without obtaining the prior written consent of Grantor, and no such act or failure to act shall affect Lender's rights against Grantor or the Collateral.

All Collateral Secures Indebtedness.  All collateral shall be security for the Indebtedness, whether the Collateral is located at one or more offices or branches of Lender and whether or not the office or branch where the Indebtedness is created is aware of or relies upon the Collateral.

Collection of Collateral.  Lender, at Lender's option may, but need not, collect directly from the Obligors on any of the Collateral all Income and Proceeds or other sums of money and other property due and to become due under the Collateral, and Grantor authorizes and directs the Obligors, if Lender exercises such option, to pay and deliver to Lender all Income and Proceeds and other sums of money and other property payable by the terms of the Collateral and to accept Lender's receipt for the payments.

Power of Attorney.  Grantor irrevocably appoints Lender as Grantor's attorney-in-fact, with full power of substitution, (a) to demand, collect, receive, receipt for, sue and recover all Income and Proceeds and other sums of money and other property which may now or hereafter become due, owing or payable from the Obligors in accordance with the terms of the Collateral; (b) to execute, sign and endorse any and all instruments, receipts, checks, drafts and warrants issued in payment for the Collateral; (c) to settle or compromise any and all claims arising under the Collateral, and in the place and stead of Grantor, execute and deliver Grantor's release and a quittance for Grantor; (d) to file any claim or claims or to take any action or institute or take part in any proceedings, either in Lender's own name or in the name of Grantor, or otherwise, which in the discretion of Lender may seem to be necessary or advisable; and (e) to execute the Grantor's name and to deliver to the Obligators on Grantor's behalf, at the time and in the manner specified by the Collateral, any necessary instruments or documents.

Perfection of Security Interest.  Upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral.  Grantor hereby appoints Lender as Grantor's irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted by this Agreement.

EXPENDITURES BY LENDER.  If not discharged or paid when due, Lender may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by Grantor under this Agreement, including without limitation all taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral.  Lender also may (but shall not be obligated to) pay all costs for insuring, maintaining and preserving the Collateral.  All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor.  All such expenses shall become a part of the indebtedness and, at Lender's option, will (a) be payable on demand, (b) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (I) the term of any applicable insurance policy or (ii) the remaining term of the Note, or (c) be treated as a balloon payment which will be due and payable at the Note's maturity.  This Agreement also will secure payment of these amounts.  Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon the occurrence of an Event of Default.

LIMITATIONS ON OBLIGATIONS OF LENDER.  Lender shall use ordinary reasonable care in the physical preservation and custody of the Collateral in Lender's possession, but shall have no other obligation to protect the Collateral or its value.  In particular, but without limitation, Lender shall have no responsibility for (a) any depreciation in value of the Collateral or for the collection or protection of any income and Proceeds from the Collateral, (b) preservation  of rights against parties to the Collateral or against third persons, (c) ascertaining any maturities, calls, conversion, exchanges, offers, tenders, or similar matters relating to any of the Collateral, or (d) informing Grantor about any of the above, whether or not Lender has or is deemed to have knowledge of such matters.  Except as provided above, Lender shall have no liability for depreciation or deterioration of the Collateral.

EVENTS OF DEFAULT.  Each of the following shall constitute an Event of Default under this Agreement:

Default on Indebtedness.  Failure of Grantor to make any payment when due on the indebtedness.

Other Defaults.  Failure of Grantor to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or in any other agreement between Lender and Grantor.  If any default, other than a Default on Indebtedness, is curable and if Grantor has not been given a prior notice of a breach of the same provision of this Agreement, it may be cured (and no Event of Default will have occurred) if Grantor, after Lender sends written notice demanding cure of such default, (a) cures the default within fifteen (15) days; or (b), if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

False Statements.  Any warranty, representation or statement made or furnished to Lender by or on behalf of Grantor under this Agreement is false or misleading in any material respect, either now or at the time made or furnished.

Defective Collateralization.  This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral documents to create a valid and perfected security interest or lien) at any time and for any reason.

Insolvency.  The dissolution or termination of Grantor's existence as a going business, the insolvency of Grantor, the appointment of a receiver for any part of Grantor's property, any assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor.

Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help repossession or any other method, by any creditor of Grantor or by any governmental agency against the Collateral or any other collateral security the indebtedness.  However, this Event of Default shall not apply if there is a good faith dispute by Grantor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Grantor gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Insecurity.  Lender, in good faith, deems itself insecure.

RIGHTS AND REMEDIES ON DEFAULT.  If an Event of Default occurs under this Agreement, at any time thereafter, Lender may exercise any one or more of the following rights and remedies:

Accelerate Indebtedness.  Declare all indebtedness, including any prepayment penalty which Grantor would be required to pay, immediately due and payable, without notice of any kind to Grantor.

Collect the Collateral.  Collect any of the Collateral and, at Lender's option and to the extent permitted by applicable law, retain possession of the Collateral while suing on the indebtedness.

Sell the Collateral.  Sell the Collateral, at Lender's discretion, as a unit or in parcels, at one or more public or private sales.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give or mail to Grantor or any of them, notice at least ten (10) days in advance of the time and place of any public sale, or of the date after which any private sale may be made.  Grantor agrees that any requirement of reasonable notice is satisfied if Lender mails notice by ordinary mail addressed to Grantor, or any of the, at the last address Grantor has given Lender in writing.  If a public sale is held, there shall be sufficient compliance with all requirements or notice to the public by a single publication in any newspaper of general circulation in the county where the Collateral is located, setting forth the time and place of sale and a brief description of the property to be sold.  Lender may be a purchaser at any public sale.

Register Securities.  Register any securities included in the Collateral in Lender's name and exercise any rights normally incident to the ownership of securities.

Sell Securities.  Sell any securities included in the Collateral in the manner consistent with applicable federal and state securities laws, notwithstanding any other provision of this or any other agreement.  If, because of restrictions under such laws, Lender is or believes it is unable to sell the securities in an open market transaction, Grantor agrees that Lender shall have no obligation to delay sale until the securities can be registered, and may make a private sale to one or more persons or to a restricted group of persons even through such sale may result in a price that is less favorable than might be obtained in an open market transaction, and such a sale shall be considered commercially reasonable.  If any securities held as Collateral are "restricted securities" as defined in the Rules of the Securities and Exchange Commission (such as Regulation D or Rule 144) or state securities departments under state "Blue Sky" laws, or if Grantor is an affiliate of the issuer of the securities, Grantor agrees that neither Borrower nor any member of the borrower's family and neither Grantor nor any member of Grantor's family will sell or dispose of any securities of such issuer without containing Lender's prior written consent.

Foreclosure.  Maintain a judicial suit for foreclosure and sale of the Collateral.

Transfer Title.  Effect transfer of title upon sale of all or part of the Collateral.  For this purpose, Grantor irrevocably appoints Lender as its attorney-in-fact to execute endorsements, assignments and instruments in the name of Grantor and each of them (if more than one) as shall be necessary or reasonable.

Other Rights and Remedies.  Have and exercise any or all of the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, at law, in equity, or otherwise.

Application of Proceeds.  Apply any cash which is part of the Collateral, or which is received from the collection or sale of the Collateral, to reimbursement of any expenses, including any costs for registration of securities, commissions incurred in connection with a sale, attorney fees as provided below, and court costs, whether or not there is a lawsuit and including any fees on appeal, incurred by Lender in connection with the collection and sale of such collateral and to the payment of the indebtedness of Grantor to Lender, with any excess funds to be paid to Grantor as the interests of Grantor may appear.  Grantor agrees, to the extent permitted by law, to pay any deficiency after application of the proceeds of the Collateral to the Indebtedness.

Cumulative Remedies.  All of Lender's rights and remedies, whether evidenced by this Agreement or by any other writing, shall be cumulative and may be exercised singularly or concurrently.  Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Lender's right to declare a default and to exercise its remedies.

MISCELLANEOUS PROVISIONS.  The following miscellaneous provisions are a part of this Agreement:

Amendments.  This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement.  No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Applicable Law.  This Agreement has been delivered to Lender and accepted by Lender in the State of Minnesota.  If there is a lawsuit, Grantor agrees upon Lender's require to submit to the jurisdiction of the courts of Lyon County, the State of Minnesota.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

 Attorneys' Fees; Expenses.  Grantor agrees to pay upon demand all of Lender's costs and expenses, including attorney's fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement.  Lender may pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement.  Costs and expenses include Lender's Attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services.  Grantor also shall pay all court costs and such additional fees as may be directed by the court.

Statutory Rights Not Waived.  Notwithstanding any other provision of this Agreement, Grantor does not waive or agree to forego any of Grantor's statutory rights unless the waiver of such a right is expressly authorized by law.

Caption Headings.  Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Multiple Parties.  All obligations of Grantor under this Agreement shall be joint and several, and all references to Grantor shall mean each and every Grantor.  This means that each of the persons signing below is responsible for all obligations in this Agreement.

Notices. All notices required to be given under this Agreement shall be given in writing and shall be effective when actually delivered or when deposited with a nationally recognized overnight courier or deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above.  Any party may change its address for notices under this Agreement by giving applicable law, if there is more than one Grantor, notice to the Grantor will constitute notice to all Grantors.  For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor's current address(es).

Severability.  If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances.  If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

Successor Interests.  Subject to the limitations set forth above on transfer of the Collateral, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

Waiver.  Lender shall not be deemed to have waived any rights under this Agreement unless such wavier is given in writing and signed by Lender.  No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right.  A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement.  No prior waiver by lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of a any of Grantor's obligations as to any future transactions.  Whenever the Consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

This Pledge Agreement is being granted to secure that certain nonrecourse Promissory Note of identical date.  All terms and conditions of this Pledge Agreement shall be construed in light of the nonrecourse nature of said Promissory Note and the security granted hereby shall be limited only to Grantor’s right, title and interest in and to assets and proceeds from Ringneck Energy, LLC corresponding to Grantor’s ownership of 1,500 membership units in and to Ringneck Energy, LLC.  This Pledge Agreement does not grant any security or collateral in any other assets of Grantor, but grants security and collateral only in Grantor’s right, title and interest (membership units) as held in Ringneck Energy, LLC and any proceeds or amount due from Ringneck Energy, LLC to Grantor.

Moreover, this Pledge Agreement does not grant any right to claim amounts direct from Grantor or assert claims for monetary payment from Grantor.  Any and all claims related to this Pledge Agreement, whether for payment on said Promissory Note, attorneys’ fees or other costs of collection, shall be limited to claims against Grantor’s interest in and to and right of payments from Ringneck Energy, LLC.

This Pledge Agreement is intended to grant a purchase money security interest.  However, Lender is entitled to request a subordination regarding the 1,500 membership units in Ringneck Energy, LLC from any prior outstanding security interest granted by Grantor.

EACH GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS PLEDGE AGREEMENT, AND EACH GRANTOR AGREES TO ITS TERMS. THIS AGREEMENT IS DATED NOVEMBER 1, 2016.

Dated:  November 1, 2016

GRANITE FALLS ENERGY, LLC

By: /s/ Stacie Schuler

Its:  CFO